UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2015

_____________________

 VERSO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)

_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 24, 2015, the New York Stock Exchange, or “NYSE,” notified Verso that we have fallen below the NYSE’s continued listing standard requiring that the average share price of our common stock be at least $1.00 over a consecutive 30-trading-day period. As of June 24, 2015, the date of the NYSE notification, the average closing price of Verso’s common stock over the past 30 consecutive trading days was $0.96 per share.
Verso intends to regain compliance with the NYSE’s continued listing standard by bringing the share price and the average share price of our common stock back to at least $1.00 within the required period of six months after receipt of the NYSE notification, i.e., by December 24, 2015. However, if Verso cannot cure the share price deficiency by such date, we intend to conduct a reverse stock split to facilitate achieving the $1.00 share price and average share price. In such case, as permitted by the NYSE’s rules, Verso would solicit stockholder approval of an appropriate amendment of our certificate of incorporation at our next annual stockholders meeting to be held in May 2016 and would effect the reverse stock split promptly thereafter.
On June 29, 2015, Verso issued a press release announcing the developments disclosed in this report. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press release issued by Verso Corporation on June 29, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 29, 2015

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued by Verso Corporation on June 29, 2015.